UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, Texas		78205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 30, 2011, Biglari Holdings Inc. (the “Company”) redeemed all of its outstanding 14% Subordinated Debentures due 2015 (the “Debentures”).  The Company initially called the Debentures for redemption on February 22, 2011.  The Debentures were redeemed for cash at an aggregate redemption price of approximately $23.4 million, representing 100% of the principal amount outstanding, plus accrued and unpaid interest up to, but not including, March 30, 2011.  The Debentures were issued and the redemption was effected pursuant to the provisions of the Indenture, dated March 30, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.  Upon the redemption of the Debentures, the Company’s obligations under the Debentures and the Indenture will be satisfied and discharged in accordance with their terms.

The Debentures were listed on the New York Stock Exchange (“NYSE”) under the symbol “BH15.”  The Debentures will be delisted from the NYSE in connection with the redemption.

The description of the Debentures and the Indenture set forth above is qualified in its entirety by reference to the full text of the Indenture and the form of Debentures, copies of which were filed on March 31, 2010 with the Securities and Exchange Commission as Exhibits 4.1 and 4.2, respectively, to the registration statement on Form 8-A, as amended, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2011	BIGLARI HOLDINGS INC.

	By:	/s/ Duane E. Geiger
		Name:	Duane E. Geiger
		Title:	Interim Chief Financial Officer